Exhibit 12.1

Banco Itaú Holding Financeira S.A.
Certification Pursuant to 18 U.S.C. Section 1350 as Enacted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        Banco Itaú Holding Financeira S.A. (the “Company”) is filing with the U.S. Securities and Exchange Commission, on the date hereof, its annual report on Form 20-F for the fiscal year ended December 31, 2003 (the “Report”). Pursuant to 18 U.S.C. Section 1350 as enacted pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, I, Roberto Egydio Setubal, the Chief Executive Officer of the Company, hereby certify that:

        To the best of my knowledge:

(A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(B)	the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2004

/s/ Roberto Egydio Setubal
Roberto Egydio Setubal
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.